UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 27, 2007

Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16441 (Commission File Number)	76-0470458 (IRS Employer Identification Number)

510 Bering Drive
Suite 600
Houston, TX 77057
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 – REGULATION FD DISCLOSURE

On June 27, 2007, Crown Castle International Corp. (“Company”) issued a press release announcing that it has reiterated its outlook for the second quarter and full year 2007. The June 27, 2007 press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 8.01 – OTHER EVENTS

On June 27, 2007, the Company issued a press release announcing that certain of its stockholders are commencing a secondary offering of approximately 36.4 million shares of its common stock pursuant to an automatic shelf registration statement on Form S-3 (Registration No. 333-140452) that Crown Castle previously filed with the Securities and Exchange Commission on February 5, 2007. The Company is party to a stockholders agreement with such selling stockholders. In connection with the proposed offering, the Company has agreed to waive the remainder of an initial 180-day lock-up that would have limited the number of shares that can be sold by such selling stockholders. The lock-up was otherwise due to expire on July 12, 2007. The June 27, 2007 press release is attached as Exhibit 99.2 to this Form 8-K.

ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 27, 2007
99.2	Press Release dated June 27, 2007

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

Date: June 28, 2007	By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 27, 2007
99.2	Press Release dated June 27, 2007